EXHIBIT 99.1

Vanguard Reports Second Quarter Results

NASHVILLE, Tenn. – February 11, 2009 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the second quarter ended December 31, 2008.

Total revenues for the quarter ended December 31, 2008 were $792.6 million, an increase of $106.6 million or 15.5% from the prior year quarter.  Patient service revenues and health plan premium revenues increased $38.7 million and $67.9 million, respectively, from the prior year quarter. The increase in patient service revenues was primarily attributable to a 1.0% increase in hospital adjusted discharges and a 6.8% increase in patient revenue per adjusted hospital discharge during the current year quarter compared to the prior year quarter. The increase in health plan premium revenues was primarily attributable to a 59.6% increase in average membership in Phoenix Health Plan (PHP), our managed Medicaid health plan in Phoenix, Arizona, during the current year quarter compared to the prior year quarter. On October 1, 2008, PHP entered into a new three-year contract with the state agency that administers Arizona’s Medicaid program. Under this contract, PHP provides prepaid health coverage to six new counties in addition to the three counties PHP served under its previous contract.

For the quarter ended December 31, 2008, Vanguard had income from continuing operations of $10.2 million compared to a loss from continuing operations of $0.6 million during the prior year quarter. Many comparisons of individual cost and expense items as a percentage of total revenues during the current year quarter were impacted by the significant growth in health plan premium revenues previously discussed and the increase in the amounts of salaries and benefits and patient service revenues eliminated in consolidation as a result of Vanguard’s expansion of its self-insured employee medical benefit plan effective July 1, 2008. For the acute care services segment, salaries and benefits as a percentage of patient service revenues would have increased to 48.2% during the current year quarter compared to 47.4% during the prior year quarter absent the eliminations impact of the employee medical benefit plan change. This increase primarily resulted from Vanguard’s continued investment in physician recruiting and clinical quality initiatives during the current year quarter. Supplies as a percentage of patient service revenues decreased to 18.4% during the current year quarter compared to 18.6% during the prior year quarter. Medical claims expense as a percentage of health plan premium revenues increased to 79.0% during the current year quarter compared to 74.3% during the prior year quarter as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract. The combined provision for doubtful accounts and charity care as a percentage of patient service revenues was 11.6% during the current year quarter compared to 12.2% during the prior year quarter. Net self-pay revenues as a percentage of net patient revenues decreased to 7.7% during the current year quarter compared to 8.2% during the prior year quarter. Net income for the current year quarter increased to $10.1 million compared to $0.5 million for the prior year quarter.

Adjusted EBITDA was $78.5 million for the quarter ended December 31, 2008, an increase of $10.3 million or 15.1% from the prior year quarter. A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended December 31, 2007 and 2008 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended December 31, 2008 reflect a 0.2% decrease in discharges and a 1.0% increase in hospital adjusted discharges compared to the prior year quarter. Inpatient surgeries and outpatient surgeries increased 2.2% and 5.2%, respectively, during the current year quarter compared to the prior year quarter. Emergency room visits decreased 1.9% during the current year quarter compared to the prior year quarter.

Total revenues for the six months ended December 31, 2008 were $1,511.6 million, an increase of $163.1 million or 12.1% from the prior year period.  Patient service revenues and health plan premium revenues increased $80.2 million and $82.9 million, respectively, from the prior year period. Patient service revenues for the current year period were positively impacted by a 1.9% increase in hospital adjusted discharges and a 6.2% increase in patient revenue per adjusted hospital discharge compared to the prior year period. Health plan premium revenues increased 38.4% during the current year period primarily due to PHP’s new contract that went into effect on October 1, 2008, as previously discussed.

For the six months ended December 31, 2008, Vanguard had income from continuing operations of $10.1 million compared to a loss from continuing operations of $7.1 million during the prior year period. For the acute care services segment, salaries and benefits as a percentage of patient service revenues would have increased to 48.1% during the current year period compared to 47.6% during the prior year period absent the eliminations impact of the employee medical benefit plan change.Supplies as a percentage of patient service revenues decreased to 18.5% during the current year period compared to 18.6% during the prior year period. Medical claims expense as a percentage of health plan premium revenues increased to 76.2% during the current year period compared to 73.1% during the prior year period as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract that went into effect on October 1, 2008. The combined provision for doubtful accounts and charity care as a percentage of patient service revenues was 12.5% for both the current year and prior year periods. Net income for the current year period was $11.0 million compared to a $6.4 million net loss for the prior year period.

Adjusted EBITDA was $141.7 million for the six months ended December 31, 2008, an increase of $16.7 million or 13.4% from the prior year period.  A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the six-month periods ended December 31, 2007 and 2008 is included in the attached supplemental financial information.

The consolidated operating results for the six months ended December 31, 2008 reflect a 0.7% increase in discharges and a 1.9% increase in hospital adjusted discharges compared to the prior year period. Inpatient surgeries and outpatient surgeries increased 2.5% and 4.7%, respectively, while emergency room visits decreased 0.1% during the current year period compared to the prior year period.

Cash flows from operating activities were $150.7 million for the six months ended December 31, 2008, an increase of $81.9 million from the prior year period. The increase was primarily attributable to the improved operating results during the current year period, improved net cash collections on accounts receivable and the impact of PHP’s significant enrollee growth on the timing of capitation payments received and claims payments made for new members. Net days in accounts receivable improved by 6 days from 56 days as of December 31, 2007 to 50 days as of December 31, 2008.

“We believe our strong second quarter operating results and cash flows are a direct reflection of the commitment and passion shared by our nurses, physicians and management leadership teams to make the delivery of quality healthcare services to our patients our top priority,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer. “Like others in our industry, we are concerned about the weakened conditions of the credit markets and the general economy and realize that operating and financial challenges may build during the next few quarters. However, we remain confident in our long-term vision and long-term growth opportunities.”

Vanguard will host a conference call for investors at 11:00 am EST on February 12, 2009.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on Second Quarter Webcast or at http://visualwebcaster.com/event.asp?id=55095. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on Second Quarter Webcast on Vanguard’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt, remain in compliance with debt covenants under its senior secured credit agreement, draw upon or replace its revolving loan facility that expires in September 2010 and repay or refinance outstanding borrowings under its term loan facility that matures in September 2011; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans;  the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended December 31,

	2007		2008

Patient service revenues	$575.7	83.9%	$614.4	77.5%
Premium revenues	110.3	16.1	178.2	22.5

Total revenues	686.0	100.0	792.6	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $0.5 and $0.8, respectively)	280.0	40.8	302.7	38.2
Supplies	107.1	15.6	112.8	14.2
Medical claims expense	82.0	11.9	140.7	17.8
Provision for doubtful accounts	49.2	7.2	48.3	6.1
Purchased services	37.3	5.4	40.3	5.1
Rents and leases	9.9	1.5	10.3	1.3
Other operating expenses	52.8	7.7	59.8	7.5
Depreciation and amortization	32.7	4.8	32.1	4.1
Interest, net	32.3	4.7	28.6	3.6
Other	3.4	0.5	1.7	0.2

Total costs and expenses	686.7	100.1	777.3	98.1

Income (loss) from continuing operations before income taxes	(0.7)	(0.1)	15.3	1.9
Income tax benefit (expense)	0.1	0.0	(5.1)	(0.6)

Income (loss) from continuing operations	(0.6)	(0.1)	10.2	1.3
Income (loss) from discontinued operations, net of taxes	1.1	0.2	(0.1)	–

Net income	$0.5	0.1%	$10.1	1.3%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Six months ended December 31,

	2007		2008

Patient service revenues	$1,132.5	84.0%	$1,212.7	80.2%
Premium revenues	216.0	16.0	298.9	19.8

Total revenues	1,348.5	100.0	1,511.6	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $1.0 and $2.2, respectively)	553.7	41.1	595.3	39.4
Supplies	210.3	15.6	224.6	14.8
Medical claims expense	158.0	11.7	227.7	15.1
Provision for doubtful accounts	103.1	7.6	102.9	6.8
Purchased services	72.1	5.3	81.7	5.4
Rents and leases	20.0	1.5	21.5	1.4
Other operating expenses	107.3	8.0	118.4	7.9
Depreciation and amortization	65.2	4.8	64.4	4.3
Interest, net	64.0	4.8	57.3	3.8
Other	5.4	0.4	2.4	0.1

Total costs and expenses	1,359.1	100.8	1,496.2	99.0

Income (loss) from continuing operations before income taxes	(10.6)	(0.8)	15.4	1.0
Income tax benefit (expense)	3.5	0.3	(5.3)	(0.4)

Income (loss) from continuing operations	(7.1)	(0.5)	10.1	0.6
Income from discontinued operations, net of taxes	0.7	0.1	0.9	0.1

Net income (loss)	$(6.4)	(0.4)%	$11.0	0.7%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In millions)

	Three months ended December 31,		Six months ended December 31,

	2007	2008	2007	2008

Net income (loss)	$0.5	$10.1	$(6.4)	$11.0
Interest, net	32.3	28.6	64.0	57.3
Income tax expense (benefit)	(0.1)	5.1	(3.5)	5.3
Depreciation and amortization	32.7	32.1	65.2	64.4
Minority interests	0.8	0.7	1.7	1.6
Loss (gain) on disposal of assets	0.1	–	0.2	(2.1)
Equity method loss (income)	0.7	(0.3)	(0.2)	(0.3)
Stock compensation	0.5	0.8	1.0	2.2
Monitoring fees and expenses	1.8	1.3	3.7	2.6
Realized holding loss on investments	–	–	–	0.6
Discontinued operations, net of taxes	(1.1)	0.1	(0.7)	(0.9)

Adjusted EBITDA (a)	$68.2	$78.5	$125.0	$141.7

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the disposal of assets, equity method income or loss, stock compensation, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes.  Adjusted EBITDA is not intended as a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30, 2008	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$141.6	$234.6
Restricted cash	2.1	2.0
Marketable securities	26.3	–
Accounts receivable, net of allowance for uncollectible accounts of approximately $117.7 and $119.3 at June 30, 2008 and December 31, 2008, respectively	300.4	301.5
Inventories	49.2	50.5
Prepaid expenses and other current assets	80.3	82.3

Total current assets	599.9	670.9

Property, plant and equipment, net	1,174.0	1,157.9
Goodwill	689.2	691.7
Intangible assets, net	61.4	60.6
Investments in and advances to affiliates	6.0	5.4
Investments in auction rate securities	–	24.2
Other assets	51.8	47.4

Total assets	$2,582.3	$2,658.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162.8	$159.5
Accrued salaries and benefits	97.4	113.8
Accrued health claims	51.1	78.1
Accrued interest	13.2	13.2
Other accrued expenses and current liabilities	49.6	67.2
Current maturities of long-term debt	8.0	8.0

Total current liabilities	382.1	439.8
Minority interests in equity of consolidated entities	9.1	7.9
Other liabilities	97.0	105.2
Long-term debt, less current maturities	1,529.5	1,536.3
Commitments and contingencies

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	647.1	649.4
Accumulated other comprehensive income (loss)	2.8	(6.2)
Retained deficit	(85.3)	(74.3)

Total liabilities and stockholders’ equity	$2,582.3	$2,658.1

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended December 31,

	2007	2008

Operating activities:
Net income (loss)	$(6.4)	$11.0
Adjustments to reconcile net income (loss) to net cash from operating activities:
Income from discontinued operations	(0.7)	(0.9)
Depreciation and amortization	65.2	64.4
Provision for doubtful accounts	103.1	102.9
Deferred income taxes	(5.7)	1.6
Amortization of loan costs	2.4	2.6
Accretion of principal on senior discount notes	9.5	10.6
Loss (gain) on disposal of assets	0.2	(2.1)
Stock compensation	1.0	2.2
Realized holding loss on investments	–	0.6
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(132.2)	(103.6)
Inventories	(2.1)	(1.3)
Prepaid expenses and other current assets	(2.0)	1.3
Accounts payable	6.0	(3.3)
Accrued expenses and other liabilities	28.8	63.8

Net cash provided by operating activities – continuing operations	67.1	149.8
Net cash provided by operating activities – discontinued operations	1.7	0.9

Net cash provided by operating activities	68.8	150.7
Investing activities:
Capital expenditures	(51.0)	(54.7)
Acquisitions	–	(3.6)
Purchases of short-term investments	(60.0)	–
Sales of short-term investments	60.0	–
Other	2.3	4.5

Net cash used in investing activities – continuing operations	(48.7)	(53.8)
Net cash provided by investing activities – discontinued operations	2.8	–

Net cash used in investing activities	(45.9)	(53.8)
Financing activities:
Payments of long-term debt	(3.9)	(3.9)
Proceeds from stock option exercises	0.2	–
Payments to retire stock and stock options	(0.2)	–

Net cash used in financing activities	(3.9)	(3.9)

Net increase in cash and cash equivalents	19.0	93.0
Cash and cash equivalents, beginning of period	120.1	141.6

Cash and cash equivalents, end of period	$139.1	$234.6

Net cash paid for interest	$52.9	$45.1

Net cash paid for income taxes	$0.6	$1.0

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three Months Ended December 31, 2007

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$582.5	100.0%	$–	0.0%	$(6.8)	$575.7
Premium revenues	–	0.0%	110.3	100.0%	–	110.3

Total revenues	582.5	100.0%	110.3	100.0%	(6.8)	686.0

Salaries and benefits (excludes stock compensation)	275.7	47.3%	3.8	3.4%	–	279.5
Supplies	106.9	18.4%	0.2	0.2%	–	107.1
Medical claims expense	–	0.0%	88.8	80.5%	(6.8)	82.0
Provision for doubtful accounts	49.2	8.4%	–	0.0%	–	49.2
Other operating expenses	92.5	15.9%	7.5	6.8%	–	100.0

Total operating expenses	524.3	90.0%	100.3	90.9%	(6.8)	617.8

Segment EBITDA(2)	58.2	10.0%	10.0	9.1%	–	68.2

Less:
Interest, net	35.4	6.1%	(3.1)	(2.8)%	–	32.3
Depreciation and amortization	31.5	5.4%	1.2	1.1%	–	32.7
Minority interest	0.8	0.1%	–	0.0%	–	0.8
Equity method loss	0.7	0.1%	–	0.0%	–	0.7
Stock compensation	0.5	0.1%	–	0.0%	–	0.5
Loss on disposal of assets	0.1	0.1%	–	0.0%	–	0.1
Monitoring fees and expenses	1.8	0.3%	–	0.0%	–	1.8

Income (loss) from continuing operations before income taxes	$(12.6)	(2.2)%	$11.9	10.8%	$–	$(0.7)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income or loss, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Three Months Ended December 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$622.2	100.0%	$–	0.0%	$(7.8)	$614.4
Premium revenues	–	0.0%	178.2	100.0%	–	178.2

Total revenues	622.2	100.0%	178.2	100.0%	(7.8)	792.6

Salaries and benefits (excludes stock compensation)	294.6	47.4%	7.3	4.1%	–	301.9
Supplies	112.7	18.1%	0.1	0.0%	–	112.8
Medical claims expense	–	0.0%	148.5	83.3%	(7.8)	140.7
Provision for doubtful accounts	48.3	7.8%	–	0.0%	–	48.3
Other operating expenses	101.0	16.2%	9.4	5.3%	–	110.4

Total operating expenses	556.6	89.5%	165.3	92.7%	(7.8)	714.1

Segment EBITDA(2)	65.6	10.5%	12.9	7.3%	–	78.5

Less:
Interest, net	28.9	4.7%	(0.3)	(0.2)%	–	28.6
Depreciation and amortization	31.1	5.0%	1.0	0.6%	–	32.1
Minority interest	0.7	0.1%	–	0.0%	–	0.7
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	0.8	0.1%	–	0.0%	–	0.8
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income (loss) from continuing operations before income taxes	$3.1	0.5%	$12.2	6.9%	$–	$15.3

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income or loss, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Six Months Ended December 31, 2007

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,147.7	100.0%	$–	0.0%	$(15.2)	$1,132.5
Premium revenues	–	0.0%	216.0	100.0%	–	216.0

Total revenues	1,147.7	100.0%	216.0	100.0%	(15.2)	1,348.5

Salaries and benefits (excludes stock compensation)	545.0	47.5%	7.7	3.6%	–	552.7
Supplies	210.0	18.3%	0.3	0.1%	–	210.3
Medical claims expense	–	0.0%	173.2	80.2%	(15.2)	158.0
Provision for doubtful accounts	103.1	9.0%	–	0.0%	–	103.1
Other operating expenses	184.5	16.1%	14.9	6.9%	–	199.4

Total operating expenses	1,042.6	90.9%	196.1	90.8%	(15.2)	1,223.5

Segment EBITDA(2)	105.1	9.1%	19.9	9.2%	–	125.0

Less:
Interest, net	67.2	5.8%	(3.2)	(1.5)%	–	64.0
Depreciation and amortization	63.0	5.5%	2.2	1.0%	–	65.2
Minority interest	1.7	0.1%	–	0.0%	–	1.7
Equity method income	(0.2)	(0.1)%	–	0.0%	–	(0.2)
Stock compensation	1.0	0.1%	–	0.0%	–	1.0
Loss on disposal of assets	0.2	0.1%	–	0.0%	–	0.2
Monitoring fees and expenses	3.7	0.3%	–	0.0%	–	3.7

Income (loss) from continuing operations before income taxes	$(31.5)	(2.7)%	$20.9	9.7%	$–	$(10.6)

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income or loss, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Six Months Ended December 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,230.0	100.0%	$–	0.0%	$(17.3)	$1,212.7
Premium revenues	–	0.0%	298.9	100.0%	–	298.9

Total revenues	1,230.0	100.0%	298.9	100.0%	(17.3)	1,511.6

Salaries and benefits (excludes stock compensation)	578.6	47.0%	14.5	4.8%	–	593.1
Supplies	224.4	18.3%	0.2	0.1%	–	224.6
Medical claims expense	–	0.0%	245.0	82.0%	(17.3)	227.7
Provision for doubtful accounts	102.9	8.4%	–	0.0%	–	102.9
Other operating expenses	204.3	16.6%	17.3	5.8%	–	221.6

Total operating expenses	1,110.2	90.3%	277.0	92.7%	(17.3)	1,369.9

Segment EBITDA(2)	119.8	9.7%	21.9	7.3%	–	141.7

Less:
Interest, net	58.4	4.8%	(1.1)	(0.4)%	–	57.3
Depreciation and amortization	62.4	5.1%	2.0	0.7%	–	64.4
Minority interest	1.6	0.1%	–	0.0%	–	1.6
Equity method income	(0.3)	(0.1)%	–	0.0%	–	(0.3)
Stock compensation	2.2	0.2%	–	0.0%	–	2.2
Gain on disposal of assets	(2.1)	(0.2)%	–	0.0%	–	(2.1)
Monitoring fees and expenses	2.6	0.1%	–	0.0%	–	2.6
Realized holding loss on investments	0.6	0.1%	–	0.0%	–	0.6

Income (loss) from continuing operations before income taxes	$(5.6)	(0.4)%	$21.0	7.0%	$–	$15.4

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income or loss, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended December 31,

	2007	2008	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,143	4,135
Discharges	41,668	41,604	(0.2)%
Adjusted discharges-hospitals	66,688	67,377	1.0%
Average length of stay	4.32	4.23	(2.1)%
Patient days	179,803	175,944	(2.1)%
Adjusted patient days-hospitals	287,766	284,937	(1.0)%
Patient revenue per adjusted discharge-hospitals	$8,074	$8,626	6.8%
Inpatient surgeries	9,181	9,384	2.2%
Outpatient surgeries	18,085	19,026	5.2%
Emergency room visits	145,478	142,671	(1.9)%

Charity care as a percent of patient
service revenues	3.7%	3.7%

Provision for doubtful accounts as a percent
of patient service revenues	8.5%	7.9%

Net patient revenue payer mix:
Medicare	26.6%	25.9%
Medicaid	8.0%	7.1%
Managed Medicare	13.9%	14.2%
Managed Medicaid	7.1%	8.9%
Managed care	35.1%	35.3%
Commercial	1.1%	0.9%
Self pay	8.2%	7.7%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics - Continued
(Unaudited)

	Six months ended December 31,

	2007	2008	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,143	4,135
Discharges	83,333	83,885	0.7%
Adjusted discharges-hospitals	133,451	136,044	1.9%
Average length of stay	4.30	4.22	(1.9)%
Patient days	358,345	354,063	(1.2)%
Adjusted patient days-hospitals	573,859	574,216	0.1%
Patient revenue per adjusted discharge-hospitals	$7,954	$8,449	6.2%
Inpatient surgeries	18,401	18,862	2.5%
Outpatient surgeries	36,214	37,926	4.7%
Emergency room visits	290,221	289,853	(0.1)%

Charity care as a percent of patient
service revenues	3.4%	4.0%

Provision for doubtful accounts as a percent
of patient service revenues	9.1%	8.5%

Net patient revenue payer mix:
Medicare	25.9%	25.8%
Medicaid	8.3%	7.3%
Managed Medicare	13.6%	13.8%
Managed Medicaid	7.5%	9.2%
Managed care	34.5%	34.8%
Commercial	1.2%	1.0%
Self pay	9.0%	8.1%

Total	100.0%	100.0%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131